EXHIBIT INDEX
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1.  Form of Underwriter's Dealer Agreement

2.  Accounting and Pricing Services Agreement with Countrywide Fund
    Services, Inc.

3.  Consent of Independent Auditors

4. Powers of Attorney for Donald L. Bogdon, H. Jerome Lerner, Robert H. Leshner, Howard J. Levine, Angelo R. Mozilo, Fred A. Rappoport, Oscar P. Robertson, John F.Seymour, Jr. and Sebastiano Sterpa